EXHIBIT 31.4

CERTIFICATION:

I, Lota S. Zoth, certify that:

1.      I have reviewed this Amendment No. 1 to the annual report on Form 10-K of MedImmune, Inc.

2.      Based on my knowledge, this Amendment No. 1 to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.      [intentionally omitted]

4.      [intentionally omitted]

5.      [intentionally omitted]

Date: April 30, 2007

/s/ LOTA S. ZOTH
Lota S. Zoth
Senior Vice President and Chief Financial Officer